Exhibit 10.17

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

AMENDMENT #2 TO THE

INVESTIGATOR SPONSORED RESEARCH AGREEMENT

AMGEN PROTOCOL NO. 20119244

BY AND BETWEEN

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

FOR STANFORD UNIVERSITY, ON BEHALF OF […***…],

AND

AMGEN INC.

This Amendment #2 (this “Amendment”) to the Agreement (as defined below) is entered into as of November 15, 2017 (the “Amendment Effective Date”) by and between Amgen Inc., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, CA 91320-1799 (“Amgen”) and The Board of Trustees of the Leland Stanford Junior University for Stanford University, having a location at 3000 El Camino Real, Bldg 5, Suite 300, Palo Alto, CA 94306 (“Institution”), on behalf of […***…] (“Principal Investigator”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Amgen, Institution and Principal Investigator have entered into an Investigator Sponsored Research Agreement, Amgen Protocol No. 20119244, dated June 18, 2013 (the “Agreement”) and amended as of February 27, 2017; and

WHEREAS, the parties to the Agreement desire to further amend the Agreement, pursuant to Section 15.1 of the Agreement, in order to document the parties’ understanding that Stanford has the authority to amend the Study Drug Investigator’s Brochure;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Schedule B.

Section 9 (Study Drug Labeling) of Schedule B of the Agreement is hereby deleted in its entirety and replaced with the following:

“Stanford will be responsible for maintaining and updating the Investigator’s Brochure and DCSI applicable to the Study Drug.”

2. Full Force and Effect. Except as expressly set forth in this Amendment, the Agreement remains in full force and effect.

3. Miscellaneous. This Amendment, and the Agreement as modified hereby, contains all of the terms agreed to by the parties hereto regarding the subject matter hereof and thereof and supersedes any prior oral or written agreements, understandings or arrangements between the parties hereto as to the subject matter hereof and thereof. This Amendment may not be amended, modified, altered or supplemented except by means of a written agreement or other instrument executed by the parties hereto. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party may execute this Amendment by facsimile transmission or in PDF format sent by electronic mail. Facsimile or PDF signatures of authorized signatories of the parties hereto will be deemed to be original signatures, will be valid and binding upon the parties hereto and, upon delivery, will constitute due execution of this Amendment. This Amendment shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California without giving effect to any choice or conflict of laws provision.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the day and year first above written.

Legal Dept

EMM
/s/ EMM

AMGEN INC.

/s/ Desmond Padhi
Name:	Desmond Padhi
Title:	Vice President, Medical Sciences

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

/s/ Stefani Shek
Name:	Stefani Shek
Title:	Associate Director
Industrial Contracts Office

/s/ Judith Shizuru
Judith Shizuru

SIGNATURE PAGE TO

AMENDMENT #2 TO THE INVESTIGATOR SPONSORED RESEARCH AGREEMENT

AMGEN PROTOCOL NO. 20119244